Exhibit 16.1

December 6, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Orbital Infrastructure Group, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K of Orbital Infrastructure Group, Inc. dated December 1, 2023.  We agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ PricewaterhouseCoopers LLP

Houston, Texas